Exhibit (d)(19)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

ING PARTNERS, INC.

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T

ING Fidelity® VIP Contrafund® Portfolio Initial Term Expires May 1, 2013	0.55%	N/A	0.30%	0.45%	N/A

ING Fidelity® VIP Equity-Income Portfolio Initial Term Expires May 1, 2013	0.55%	N/A	0.30%	0.45%	N/A

ING Fidelity® VIP Mid Cap Portfolio Initial Term Expires May 1, 2013	0.55%	N/A	0.30%	0.45%	N/A

ING Index Solution 2015 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2020 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2025 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2030 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T

ING Index Solution 2035 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2040 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2045 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2050 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2055 Portfolio Initial Term Expires May 1, 2011	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution Income Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2015 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2020 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T

ING Solution 2025 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2030 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2035 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2040 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2045 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2050 Portfolio Initial Term Expires May 1, 2013	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2055 Portfolio Initial Term Expires May 1, 2011	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution Aggressive Growth Portfolio Initial Term Expires May 1, 2011	0.62%	0.12%	0.37%	0.52%	N/A

ING Solution Conservative Portfolio Initial Term Expires May 1, 2011	0.62%	0.12%	0.37%	0.52%	N/A

ING Solution Growth Portfolio Initial Term Expires May 1, 2009 Initial Term for Service 2 Expires May 1, 2011	0.62%	0.12%	0.37%	0.52%	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T

ING Solution Income Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution Moderate Portfolio Initial Term Expires May 1, 2009 Initial Term for Service 2 Expires May 1, 2011	0.62%	0.12%	0.37%	0.52%	N/A

/s/ H.E.
HE

Date Last Amended: Effective May 1, 2012

(1)          This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.